UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 9, 2017

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6 Chesterfield Gardens

London, England WIJ 5BQ

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 9, 2017, Ensco plc (the “Company”) completed its previously announced private offers to exchange (the “Exchange Offers”) outstanding 4.70% Senior Notes due 2021 (“2021 Notes”) issued by the Company, 8.50% Senior Notes due 2019 (“2019 Notes”) issued by Pride International, Inc., a wholly owned subsidiary of the Company (“Pride”), and 6.875% Senior Notes due 2020 (“2020 Notes”) issued by Pride (collectively, the “Outstanding Notes”) for cash and new 8.00% Senior Notes due 2024 (“New Notes”) issued by the Company.  Approximately $650 million aggregate principal amount of Outstanding Notes were tendered and not validly withdrawn in the Exchange Offers, consisting of $373,954,000 aggregate principal amount of 2021 Notes, $145,831,000 aggregate principal amount of 2019 Notes and $129,776,000 aggregate principal amount of 2020 Notes.  At closing, the Company issued $332,048,000 aggregate principal amount of New Notes and paid $332,450,285 in cash consideration (exclusive of accrued interest).

New Notes

The New Notes were issued pursuant to an Indenture dated as of March 17, 2011 (the “Base Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by the Fourth Supplemental Indenture dated as of January 9, 2017 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).

The New Notes will mature on January 31, 2024 and will bear interest at 8.00% per year.  The Company will pay interest on the New Notes semi-annually on January 31 and July 31 of each year, commencing July 31, 2017, and will pay interest to the person in whose name a New Note is registered at the close of business on January 15 or July 15 preceding the interest payment date.

The Company may redeem the New Notes, in whole at any time or in part from time to time, prior to their maturity.  If the Company elects to redeem the New Notes before October 31, 2023, the Company will pay a redemption price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium.  If the Company elects to redeem the New Notes on or after October 31, 2023, the Company will pay an amount equal to 100% of the principal amount of the New Notes redeemed.  In each case, the Company will also pay accrued interest thereon to the date of redemption.

If certain changes in the tax law of certain tax jurisdictions would require the Company to withhold taxes on payments on the New Notes and pay Additional Amounts (as defined in the Supplemental Indenture) with respect thereto, the Company may redeem the New Notes in whole, but not in part, at a redemption price of 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date and all Additional Amounts, if any, which otherwise would be payable to the date of redemption.

The Indenture contains customary events of default, including, among others, failure to pay principal or interest on the New Notes when due.  The Indenture also contains covenants, including, among others, restrictions on the Company’s ability and the ability of certain subsidiaries to create liens on certain assets, engage in certain sale/leaseback transactions and merge, consolidate or transfer all or substantially all of its assets.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes were offered only to persons who are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Base Indenture, the Supplemental Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the form of New Note, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Company and Citigroup Global Markets Inc., HSBC Securities (USA) Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and DNB Markets, Inc., as dealer managers, entered into a Registration Rights Agreement dated as of January 9, 2017 (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the New Notes for an issue of SEC-registered notes with terms identical to the New Notes within 270 days after January 9, 2017. Under certain circumstances, the Company will be obligated to file a shelf registration statement with respect to the New Notes. If the Company fails to satisfy certain filing and other obligations under the Registration Rights Agreement, the Company must pay additional interest to holders of the New Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No:

4.1

Indenture dated as of March 17, 2011 by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2	Fourth Supplemental Indenture dated as of January 9, 2017 by and between the Company and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of 8.00% Senior Note due 2024 (included as Exhibit A to Exhibit 4.2).

4.4

Registration Rights Agreement dated as of January 9, 2017 by and between the Company and Citigroup Global Markets Inc., HSBC Securities (USA) Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and DNB Markets, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO PLC

	By:	/s/ Tommy E. Darby
	Name:	Tommy E. Darby
	Title:	Controller

Date: January 11, 2017